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                                                                 EXHIBIT 10.2.11

                                SCHEDULE 10.2.11



      The following person is a party to an employment agreement, dated as of December 31, 1996, which is substantially identical in all material respects to the employment agreement set forth in Exhibit 10.2.9, except for the amount of salary to be paid:


                                          Base Salary

      Lukas Gunthardt                     172,510 (Swiss francs)